ADMINISTRATION AGREEMENT


      This ADMINISTRATION AGREEMENT (the "Agreement") is made as of May 1, 1994 by and between STEPHENS INC. ("Stephens") and THE CAPITOL MUTUAL FUNDS, a Massachusetts business trust ("Capitol Funds").

      WHEREAS, Capitol Funds is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, Capitol Funds desires to retain Stephens to render certain administrative services for the investment portfolios of Capitol Funds listed on
Schedule I (individually, a "Fund" and collectively, the "Funds"), and Stephens is willing to render such services; and

      WHEREAS, Capitol Funds is retaining, pursuant to a separate
Co-Administration Agreement, The Boston Company Advisors, Inc. ("Boston Advisors") to perform certain other administrative services.

                                   WITNESSETH:

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. Capitol Funds hereby appoints Stephens to act as Administrator of the Funds and Stephens hereby accepts such appointment and agrees to render such services and duties set forth in Paragraph 3, for the compensation and on the terms herein provided. Absent written notification to the contrary by either Capitol Funds or Stephens, each new investment portfolio established in the future by Capitol Funds shall automatically become a "Fund" for all purposes hereunder as if listed on Schedule I.

      2. Delivery of Documents. Capitol Funds has furnished Stephens with copies properly certified or authenticated of each of the following:

         (a) The Capitol Funds' most recent Post-Effective Amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act, as filed with the Securities and Exchange Commission (the "SEC") relating to the Funds' units or shares (the "Shares");

         (b)  The Funds' most recent Prospectus(es); and

         (c)  The Funds' most recent Statement(s) of Additional Information.

      Capitol Funds will furnish Stephens from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, Capitol Funds will provide Stephens with any other documents that Stephens may reasonably request and

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will notify Stephens as soon as possible of any matter materially affecting
Stephens' performance of its services under this Agreement.

      3. Duties as Administrator. Subject to the supervision and direction of the Board of Trustees of Capitol Funds, Stephens, as Administrator, will assist in supervising various aspects of Capitol Funds' administrative operations and undertakes to perform the following specific services from and after the effective date of this Agreement:

         (a) Maintaining office facilities (which may be in the offices of Stephens or a corporate affiliate);

         (b) Furnishing statistical and research data, data processing services, clerical services, and internal executive and administrative services and stationery and office supplies in connection with the foregoing;

         (c) Furnishing corporate secretarial services, including coordinating the preparation and distribution of materials for Board of Trustees meetings;

         (d) Providing the services of certain persons who may be appointed as officers of Capitol Funds by Capitol Funds' Board of Trustees;

         (e) Coordinating the provision of legal advice and counsel to Capitol Funds with respect to regulatory matters, including monitoring regulatory and legislative developments which may affect Capitol Funds and assisting in the strategic response to such developments, counseling and assisting Capitol Funds in routine regulatory examinations or investigations of Capitol Funds, and working closely with outside counsel to Capitol Funds in connection with any litigation in which Capitol Funds is involved;

         (f) Coordinating the preparation of reports to Capitol Funds' shareholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports to Shareholders and on Form N-SAR and Notices pursuant to Rule 24f-2 under the 1940 Act;

         (g) Coordinating with Capitol Funds and its Distributor regarding the jurisdictions in which the Shares of Capitol Funds shall be registered or qualified for sale and, in connection therewith, being responsible for the registration or qualification and the maintenance of such registration or qualification of Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of Capitol Funds or any Fund as a dealer or broker shall be made or reimbursed by Capitol Funds or that Fund, respectively;

         (h) Preparing and filing on a timely basis various reports, registration statements and post-effective amendments thereto and other documents required by federal, state and other applicable laws and regulations other than those filed or required to be filed by the Adviser, Boston Advisors, Transfer Agent or Custodian;

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         (i) Preparing and filing on a timely basis Capitol Funds' Rule 24f-2
Notice;

         (j) Monitoring the development and implementation of compliance procedures for Capitol Funds which will include, among other matters, monitoring each Fund's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended, and compliance by each Fund with its investment objective, policies, restrictions, tax matters and applicable laws and regulations; and

         (k) Generally assisting in all aspects of Capitol Funds' operations.

      In performing all services under this Agreement, Stephens shall (a) act in conformity with Capitol Funds' Agreement and Declaration of Trust and the By-Laws; the 1940 Act, the Investment Advisers Act of 1940 and other applicable laws, as the same may be amended from time to time; and Capitol Funds' Registration Statement, as such Registration Statement may be amended from time to time, (b) consult and coordinate with legal counsel for Capitol Funds, as necessary and appropriate, and (c) advise and report to Capitol Funds and its legal counsel, as necessary or appropriate, with respect to any compliance or other matters that come to its attention.

      In connection with its duties under this Paragraph 3, Stephens may, at its own expense, enter into sub-administration agreements with other service providers, provided that each such service provider agrees with Stephens to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. Stephens will provide Capitol Funds with a copy of each sub-administration agreement it executes relating to Capitol Funds. Stephens will be liable for acts or omissions of any such sub-administrators under the standards of care provided herein under Paragraph 5.

      In addition to the services specifically identified above, Stephens shall coordinate the provision of services to Capitol Funds by Boston Advisors, the Transfer Agent and the Custodian.

      4. Compensation. Stephens shall bear all expenses in connection with the performance of its services under this Agreement, except those enumerated in Paragraph 4(b) below.

         (a) Stephens will from time to time employ or associate with itself such person or persons as Stephens may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Stephens and Capitol Funds. The compensation of such person or persons shall be paid by Stephens and no obligation shall be incurred on behalf of Capitol Funds in such respect.

         (b) Stephens shall not be required to pay any of the following expenses incurred by Capitol Funds: investment advisory expenses, costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage fees and commissions; taxes and fees payable to Federal, state and other governmental agencies; fees of Trustees of Capitol Funds who are not affiliated with Stephens; outside auditing expenses; outside legal

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expenses; fees of any other service provider to Capitol Funds (other than a subadministrator engaged pursuant to Paragraph 3, and except for transmitting the fees payable to Boston Advisors pursuant to Paragraph 3(d)); or other expenses not specified in this Section 4 which may be properly payable by Capitol Funds and which are approved by Capitol Funds' President or Treasurer.

         (c) For the services to be rendered, the facilities to be furnished and the payments to be made by Stephens, as provided for in this Agreement, Stephens shall be compensated by Capitol Funds in accordance with the terms set forth in the Fee Letter Agreement dated as of May 1, 1994 between Capitol Funds, Stephens and Boston Advisors, as the same may be amended from time to time (the "Fee Letter Agreement") provided, however, that any amendments to the Fee Letter Agreement shall be presented for approval or ratification by Capitol Funds at the next regularly scheduled Board meeting.

         (d) Stephens shall be authorized to receive, as agent for Boston Advisors, the fees payable by Capitol Funds to Boston Advisors pursuant to the Fee Letter Agreement for services provided by Boston Advisors under its Co-Administration Agreement, and shall promptly forward such fees to Boston Advisors, provided that it shall only be required to forward amounts actually received from Capitol Funds and shall have no other duty to pay the same.

      5. Limitation of Liabilities; Indemnification.

         (a) Stephens shall not be liable for any error of judgment or mistake of law or for any loss suffered by Capitol Funds in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Stephens' willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. Any person, even though also an officer, Trustee, partner, employee or agent of Stephens, shall be deemed, when rendering services to Capitol Funds or acting on any business of Capitol Funds (other than services or business in connection with Stephens' duties as Administrator hereunder), to be acting solely for Capitol Funds and not as an officer, Trustee, partner, employee or agent or one under the control or discretion of Stephens even though paid by it.

         (b) Capitol Funds, on behalf of each Fund, will indemnify Stephens against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit relating to the particular Fund and not resulting from the willful misfeasance, bad faith or gross negligence of Stephens in the performance of such obligations and duties or by reason of its reckless disregard thereof. Stephens will not confess any claim or settle or make any compromise in any instance in which Capitol Funds will be asked to provide indemnification, except with Capitol Funds' prior written consent. Any amounts payable by Capitol Funds under this Section 5(b) shall be satisfied only against the assets of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of Capitol Funds.

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      6. Termination of Agreement.

         (a) This Agreement shall become effective on May 1, 1994 and shall remain in full force and effect unless terminated pursuant to the provisions of subsection (b) of this Section 6.

         (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days written notice, by vote of the holders of a majority of the Board of Trustees of Capitol Funds or by Stephens. Stephens will cooperate with and assist Capitol Funds, its agents and any successor administrator or administrators in the substitution/conversion process.

         (c) Section 8 shall survive this Agreement's termination.

      7. Amendments. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

      8. Confidentiality. All books, records, information and data pertaining to the business of Capitol Funds, its prior, present or potential shareholders and the Adviser's customers that are exchanged or received pursuant to the performance of Stephens' duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by Capitol Funds or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder.

      9. Service to Other Companies or Accounts.

      Capitol Funds acknowledges that Stephens now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser and/or administrator to other investment companies or series of investment companies, and Capitol Funds has no objection to Stephens' so acting. Capitol Funds further acknowledges that the persons employed by Stephens to assist in the performance of Stephens' duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of Stephens or any affiliate of Stephens to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      10.   Miscellaneous

         (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to Capitol Funds or Stephens shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

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            To Capitol Funds:

            The Capitol Mutual Funds
            111 Center Street
            Little Rock, Arkansas  72201

            To Stephens:

            Stephens Inc.
            111 Center Street
            Little Rock, Arkansas  72201
            Attention:  Richard H. Blank, Jr.

         (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

         (c) This Agreement shall be construed in accordance with the laws of the State of Arkansas.

         (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

         (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (f) This Agreement and the Fee Letter Agreement constitute the entire agreement between the parties hereto with respect to the matters described herein.

         (g) The names "The Capitol Mutual Funds" and "Trustees of The Capitol Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated January 22, 1990 which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of Capitol Funds. The obligations of "The Capitol Mutual Funds" entered into in the name or on behalf thereof by any of Capitol Funds' Officers, representatives or agents are made not individually but in such capacities, and are not binding upon any of Capitol Funds' Shareholders, officers, representatives or agents of Capitol Funds personally, but bind only Capitol Funds Property (and a Fund's Shares of Capitol Funds must look solely to Capitol Funds Property belonging to such Fund's Shares for the enforcement of any claims against Capitol Funds.)

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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                             STEPHENS INC.


                              By: /s/R. Greg Feltus
                                  -----------------------------
                                    Name:  R. Greg Feltus
                                    Title: Senior Vice President


                            THE CAPITOL MUTUAL FUNDS


                              By: /s/ A. Max Walker
                                  -----------------------------------------
                                    Name:  A. Max Walker
                                    Title: President and Chairman of the Board




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                                   SCHEDULE I


                          1. Nations Cash Reserves
                          2. Nations Treasury Reserves
                          3. Nations Government Reserves
                          4. Nations Municipal Reserves
                          5. Nations Money Market Reserves

Amended: February 4, 1998


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